Exhibit 10.1


                            ASSET PURCHASE AGREEMENT

         AGREEMENT made this 15th day of October, 2002, by and between Hostronix, Inc., a Florida corporation, with offices located at 1517 E. 7th Avenue, Suite C, Tampa, Florida 33605 (the "Purchaser"), and Vision Multimedia Solutions, Inc., a Florida corporation, with offices at 2500 Winding Creek Blvd, Clearwater, Florida 33761 (the "Seller").

                               W I T N E S S E T H

         WHEREAS, Seller is engaged in a business (the "Business") of developing computer web hosting software; and

         WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, on the terms and conditions hereinafter set forth, certain software more fully described on Schedule A attached hereto and made a part hereof;

         NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                         SALE AND ACQUISITION OF ASSETS

         1.1 Transfer of Assets and Properties. Based upon the representations, warranties and agreements herein contained and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase, acquire and accept from Seller at the Purchase Price provided for in Section 2.1, the software and all improvements and updates related to such software ("Purchased Assets").

         1.2 Non-Assumption of Liabilities. The Purchaser shall not assume or become liable for any of Seller's obligations, liabilities, debts, contracts or other commitments of any kind whatsoever, known or unknown, fixed or contingent, for all of which Seller shall remain obligated. Without limiting the effect of the preceding sentence, it is expressly agreed that Purchaser shall not assume or become liable for any of the following debts, liabilities or obligations of
Seller:

         (a) Any liabilities or obligations under contracts, leases or agreements that are not specifically assigned to and assumed by Purchaser;

         (b) Any debt, liability or obligation existing on the Closing Date which would constitute a breach of any representation, warranty or covenant made by Seller herein;

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         (c)      The expenses of Seller incurred in connection with or
                  resulting from the transactions contemplated by this Agreement;

         (d) Any liability by reason of or for any default, breach or penalty under any contract, lease or agreement occurring or arising prior to closing;

         (e) Accounts payable except as otherwise expressly provided herein;

         (f) Federal, State or local income, franchise, property, sales, value-added, employment or other taxes;

         (g) Worker's Compensation claims relating to employment prior to the Closing Date;

         (h) Any severance pay that may be due or owing to employees of Seller as of the Closing Date.


                                   ARTICLE II

                                 PURCHASE PRICE

         2.1 Purchase Price. In consideration for the transfer of the Purchased Assets, Purchaser shall pay to the Seller an aggregate of Ten Thousand ($10,000) Dollars, to be paid upon the execution of this Agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Seller represents and warrants that:

         3.1 Authority, Etc. Seller has the full right, power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Seller has taken all action required by law, its Certificate of Incorporation, its By-laws, or otherwise, to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Seller and no other action by Seller is necessary. This Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

         3.2 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. Seller has all requisite power and authority to own its properties and carry on its business as now conducted.

         3.3 Subsidiaries. Seller neither owns, nor has the right or obligation to acquire, any capital stock or other form of equity interest in any other corporation, firm, partnership, joint venture or other entity which is related to the business of Seller.

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         3.4 Effect of Agreement. Neither Seller's execution and delivery of this Agreement, or Seller's consummation of the transactions contemplated hereby, will (i) violate any provision of Seller's Certificate of Incorporation or By-Laws, (ii) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or be an event which, after the giving of notice or the passage of time or both, would constitute a default under the terms of, any agreement or instrument to which Seller is a party or by which Seller or its properties or assets may be bound which, either separately or in the aggregate, would materially and adversely affect its business, operations or financial condition, (iii) result in the creation of any lien, charge or encumbrance upon the properties or assets of Seller pursuant to the terms of any such agreement or instrument, or (iv) violate any judgment, order, injunction, decree or award against or binding upon Seller or upon the assets or business of Seller, or any law or regulation relating to Seller.

         3.5 Litigation. There is no litigation, governmental or administrative proceeding, investigation, claim, complaint, or accusation, formal or informal, pending, either in court or otherwise or before any administrative board, agency, or commission, or any arbitration pending, or are any of the foregoing threatened, relating to Seller, its properties, licenses and/or business (hereinafter "Legal Proceedings"); nor does Seller know, or have reasonable grounds to know, of any reasonable basis for any such action, arbitration, or governmental proceeding or investigation relative thereto.

         3.6 Title to Assets. Seller has good and marketable title to all of the Purchased Assets, and none of such properties or assets is subject to a contract of sale, or will at closing be subject to any security interest, mortgage, encumbrance, lien or charge of any kind or character. All Purchased Assets are in such condition and repair as is adequate for use in their standard operations, and such use is in substantial compliance with all applicable laws and governmental regulations.

         3.7 Tradenames, Trademarks and Copyrights. All such Proprietary Rights listed on Schedule A are valid and in good standing, do not conflict with the rights of any other person, firm or entity, are subject to no liens, charges, claims or restrictions and are adequate and sufficient to permit Sellers to conduct the Business as presently being conducted. No rights under any other Proprietary Rights are required by Seller in connection with the conduct of Business as presently conducted. Seller has full right to use its corporate name and Seller does not know of any conflict or claimed conflict with respect to its use of its Proprietary Rights. For purposes of this Agreement "Proprietary Rights" means patents, trademarks, tradenames, copyrights, service marks or logos.

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         3.8 Representations and Warranties at Closing. Except as expressly herein otherwise provided, the representations and warranties of Seller set forth in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such time.

         3.9 State Taxing Authorities. No filing with or approval of any State taxing authority is required in order to consummate the transactions contemplated by this Agreement.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller, as follows:

         4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         4.2 Authority, Etc. Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of the Purchaser has taken all action required by law, its Certificate of Incorporation, its By-laws, or otherwise, to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and no other corporate action by it is necessary. This Agreement is a valid and binding obligation of Purchaser enforceable against it in accordance with its terms.

         4.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the Certificate of Incorporation or by-laws of the Purchaser;
(b) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or be an event which, after the giving of notice or the passage of time or both, would constitute a default under the terms of, any agreement or instrument to which Purchaser is a party or by which Purchaser or its properties or assets may be bound which, either separately or in the aggregate, would materially and adversely affect its business, operations or financial condition; or (c) violate any judgment, order, injunction, decree or award against or binding upon Purchaser or upon the assets or business of Purchaser, or any law or regulation relating to Purchaser.

         4.4 Disclosure. Neither this Agreement nor any schedule or document delivered by or on behalf of Purchaser in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state material fact necessary to make the statements herein and therein made, in light of the circumstances under which they were made, not misleading.

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                                    ARTICLE V

                                     CLOSING

         5.1 Time and Place. The closing shall occur on October 31, 2002 or such other date as may be agreed to by the parties. The Closing shall take place at 4:00 pm., at the offices of Hostronix, Inc., 1517 E. 7th Avenue, Suite C, Tampa, Florida 33605.

         5.2 Transfer of Assets. At the Closing, Seller will deliver to Purchaser such deeds, bills of sale, assignments and other instruments of transfer (in recordable form where appropriate) as, in the opinion of Purchaser's counsel, shall be necessary to vest in Purchaser good and marketable title to the Purchased Assets free and clear of all encumbrances, mortgages, liens, charges and defects.

         5.3 Transfer Taxes. Seller shall pay all transfer or excise taxes imposed on the conveyance of the Purchased Assets.

         5.4 Other Documents. The parties shall each deliver to the other such other documents as are necessary to satisfy the conditions set forth in this Agreement.


                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 Indemnification by Seller.

         (a) Seller shall indemnify Purchaser against and hold it harmless from any and all liabilities, loss, claims, counterclaims, cross-claims, set-offs, recoupments, damages and expenses whatsoever, including, without limitation, all attorneys' fees and other costs and expenses of litigation (hereinafter in this Section 6.1 "Loss") that Purchaser may at an time suffer or incur by reason of (i) Seller's failure to pay, discharge or perform any and all liabilities and obligations incurred or arising from actions of Seller prior to the Closing Date pertaining in any way or affecting the Purchased Assets that are not expressly assumed by Purchaser under this Agreement;
                  (ii) Purchaser's defense of any claim, suit or proceeding made or commenced against it arising out of any liability or obligation of Seller that is not expressly assumed by purchaser hereunder; (iii) failure of Seller to comply with the provisions of any tax statute relating to notice of the sale of assets hereunder and payment of taxes due upon such sale, or failure of Seller or Purchaser to comply with the bulk transfer provisions of the Uniform Commercial Code of New Jersey; (iv) any unpaid taxes due and owing by Seller; and (v)

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                  any material breaches of or inaccuracies in the agreements, covenants, representations and warranties made by Seller in or pursuant to this Agreement.

         (b) Without limitation of the foregoing undertakings by Seller in this Article VI, Seller shall further indemnify Purchaser against and hold it harmless from any and all loss that purchaser may at any time suffer or incur by reason of Seller's failure for whatever reason to pay, discharge or perform any and all judgments, liabilities or obligations that may arise out of or relate in any manner to the pending proceedings and actions against Seller, if any, and all new proceedings or actions based upon, or in any way arising out of or related to any of the facts or claims alleged in any of said pending proceedings and actions and existing at any time prior to the Closing Date.

         6.2 Indemnification by Purchaser. Purchaser shall indemnify Seller against and hold Seller harmless from any and all liabilities, losses, claims, damages and expenses, including, without limitation, all counsel fees and expenses of litigation (hereinafter in this Section 6.2 "Loss") that Seller may suffer or incur by reason of (i) Purchaser's failure to pay, discharge or perform any of Seller's liabilities or obligations that are expressly assumed by Purchaser under this Agreement; and (ii) any material breaches of or inaccuracies in the agreements, representations and warranties made by Purchaser in or pursuant to this Agreement.

         6.3 Defense of Claims. With respect to any matter involving a third party, the following provisions shall be in effect: the party from whom indemnification is sought (the "Indemnifying Party"), whether pursuant to
Section 6.1 or 6.2, shall be notified in writing of the nature of any claim for which indemnification is sought hereunder within a reasonable time after the assertion thereof. Such party shall be entitled to participate at its own expense in the defense, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the requesting party, which approval shall not be unreasonably withheld. In the event that the Indemnifying Party elects to assume the defense of any such suit and retain its counsel, the requesting party shall bear the fees and expenses of any additional counsel thereafter retained by it. In the event that the Indemnifying Party does not elect to assume the defense of any such suit, the requesting party shall not settle such suit, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event of any suit, the parties will cooperate with each other in connection with the defense thereof.

         6.4 Duration of Indemnification. Any claim for indemnification under this Article VI shall be asserted within one (1) year following the closing date.

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                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         7.1 Finders and Brokers. Each party hereby represents and warrants to the other that neither it nor its representatives have taken, nor will they take, any action that would cause the other party to have any obligation or liability to any person for any finders' fees, brokerage fees, agents' commissions, or like payments in connection with the transactions contemplated hereby. Each party shall indemnify and hold harmless the other from any claim that is asserted by any person for a finder's fee or like payment with respect to this Agreement arising from any act, representation or promise of the indemnifying party or its representative.

         7.2 Amendment. Subject to applicable law, this Agreement may only be amended or supplemented by written agreement of the parties.

         7.3 Waiver of Compliance. Any failure of Seller or Purchaser to comply with any provision of this Agreement may be expressly waived in writing by Purchaser or Seller, respectively, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

         7.4 Expenses: Attorneys' Fees. Whether or not the transactions contemplated by this Agreement are consummated, each party shall pay all expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated hereby.

         7.5 Survival of Representations and Warranties. All representations warranties and agreements made by Seller or Purchaser in this Agreement or pursuant hereto shall survive the Closing, and all statements contained in any certificate, list schedule or other instrument delivered by Seller or Purchaser pursuant to this Agreement shall be deemed representations and warranties of such party.

         7.6 Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and if addressed to:

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         Seller at:                 Vision Multimedia Solutions, Inc.
                                    2500 Winding Creek Blvd.
                                    Clearwater, Florida 33761

         and if to Purchaser:       Hostronix, Inc.
                                    1517 E. 7th Avenue, Suite C
                                    Tampa, Florida 33605

         with a copy to:            Sommer &  Schneider LLP
                                    595 Stewart Avenue, Suite 710
                                    Garden City, NY  11530

         Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the fourth business day after mailing.

         7.7 Assignment, Successors and Assigns. Except as otherwise provided herein, each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement. Purchaser may, without the consent of Seller, assign this Agreement to a limited partnership or corporation formed for the purpose of carrying out the acquisition provided for in this agreement. Any purported assignment, transfer, or delegation in violation of this Section shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person or entity not a party to this Agreement.

         7.8 Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of Florida.

         7.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

         7.10 Headings. The headings of the Sections and Articles of this Agreement and Table of Contents are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

         7.11 Entire Agreement. The parties intend that the terms of this Agreement, including the Schedules and other documents referred to herein, shall be the final expression of their agreement with respect to the subject matter

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hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

         7.12 Schedules. The Schedules constitute part of this Agreement; each reference to this Agreement shall include a reference to the Schedules; and each reference to a Section of this Agreement shall be a reference to the corresponding Schedule.

         7.13 Severability. If any provision of this Agreement, or the application thereof to any person or entity, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons or entities, places, and circumstances shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives the date first above written.


                                            HOSTRONIX, INC.



                                            By: /s/ Terry M. Haynes
                                               -----------------------------
                                                Name: Terry M. Haynes
                                                Title: Vice President


                                            VISION MULTIMEDIA SOLUTIONS, INC.



                                            By: /s/ Ronald Rule, Jr.
                                               -----------------------------
                                                 Name: Ronald Rule, Jr.
                                                 Title: President

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                                   Schedule A

Domain Names
         .COM
                  hostronix.com
                  hosttronix.com
                  ehostronix.com
                  hostronixpro.com
                  hostronixaffiliates.com
                  hostronixsucks.com
                  hostronics.com

         .NET
                  hostronix.net
                  hosttronix.net
                  ehostronix.net

         .ORG
                  hostronix.org
                  hostronics.org


Completed Websites:

         hostronix.com
                  The main HOSTRONIX Website

         hostronixaffiliates.com
                  The affiliate recruitment site

         hostronix.com/admin
                  The Member Login area of HOSTRONIX.COM

Programming Source Code:

         HOSTRONIX Pro
                  Desktop Application for Member Account Management

         Network Monitor
                  Used on web servers to communicate Network Status to Master database

         Account Creator
                  Automates the process of creating new hosting accounts on the web servers

         HBilling
                  Automates the Billing Process for hosting customers, suspends service for non-paying customers, restores service for past-due customers that have paid, sends administrative e-mails, billing notification to customers, transaction declined notification to customers and billing personnel.

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